Exhibit 99.2

Delta Reports Financial and Operating Performance for June 2017

ATLANTA, July 5, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for June 2017.

Consolidated passenger unit revenue (PRASM) for the month of June increased 2.5% year over year.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
June consolidated PRASM change year over year	2.5%
June mainline completion factor	99.9%
June on-time performance (preliminary DOT A14)	82.8%

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 334 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)			Year to Date Traffic Results (a)

	Jun 2017	Jun 2016	Change	Jun 2017	Jun 2016	Change

RPMs (000):
Domestic	12,447,756	11,983,664	3.9%	65,352,316	63,855,667	2.3%
Delta Mainline	10,555,475	10,127,439	4.2%	55,256,859	53,644,783	3.0%
Regional	1,892,281	1,856,225	1.9%	10,095,457	10,210,884	(1.1%)
International	8,381,714	8,272,463	1.3%	40,175,789	40,284,183	(0.3%)
Latin America	1,738,318	1,666,778	4.3%	11,212,443	10,646,738	5.3%
Delta Mainline	1,705,502	1,619,368	5.3%	10,989,520	10,351,118	6.2%
Regional	32,817	47,410	(30.8%)	222,923	295,620	(24.6%)
Atlantic	4,770,053	4,486,637	6.3%	18,949,181	18,224,112	4.0%
Pacific	1,873,343	2,119,048	(11.6%)	10,014,165	11,413,333	(12.3%)
Total System	20,829,470	20,256,127	2.8%	105,528,106	104,139,850	1.3%

ASMs (000):
Domestic	14,114,279	13,693,800	3.1%	76,606,453	75,331,636	1.7%
Delta Mainline	11,863,153	11,444,686	3.7%	63,902,144	62,462,756	2.3%
Regional	2,251,125	2,249,114	0.1%	12,704,309	12,868,880	(1.3%)
International	9,411,292	9,410,410	0.0%	47,488,308	48,792,013	(2.7%)
Latin America	1,945,522	1,896,266	2.6%	12,950,275	12,736,910	1.7%
Delta Mainline	1,906,227	1,840,375	3.6%	12,659,387	12,364,955	2.4%
Regional	39,296	55,891	(29.7%)	290,889	371,955	(21.8%)
Atlantic	5,370,083	5,194,886	3.4%	22,837,803	22,977,218	(0.6%)
Pacific	2,095,687	2,319,258	(9.6%)	11,700,229	13,077,885	(10.5%)
Total System	23,525,571	23,104,210	1.8%	124,094,761	124,123,649	(0.0%)

Load Factor:
Domestic	88.2%	87.5%	0.7 Pts	85.3%	84.8%	0.5 Pts
Delta Mainline	89.0%	88.5%	0.5 Pts	86.5%	85.9%	0.6 Pts
Regional	84.1%	82.5%	1.6 Pts	79.5%	79.3%	0.2 Pts
International	89.1%	87.9%	1.2 Pts	84.6%	82.6%	2.0 Pts
Latin America	89.3%	87.9%	1.4 Pts	86.6%	83.6%	3.0 Pts
Delta Mainline	89.5%	88.0%	1.5 Pts	86.8%	83.7%	3.1 Pts
Regional	83.5%	84.8%	(1.3) Pts	76.6%	79.5%	(2.9) Pts
Atlantic	88.8%	86.4%	2.4 Pts	83.0%	79.3%	3.7 Pts
Pacific	89.4%	91.4%	(2.0) Pts	85.6%	87.3%	(1.7) Pts
Total System	88.5%	87.7%	0.8 Pts	85.0%	83.9%	1.1 Pts

Mainline Completion Factor	99.9%	100.0%	(0.1) Pts

Passengers Boarded	17,191,278	16,773,972	2.5%	91,065,796	90,271,719	0.9%

Cargo Ton Miles (000):	195,529	168,119	16.3%	1,024,638	968,964	5.7%

a Results include flights operated under contract carrier arrangements

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